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                                                                    Exhibit 4.2

                    EMCOR, Inc. First Amendment to Credit Agreement

Harris Trust and Savings Chicago, Illinois and the other Lenders from time to time party hereto

Gentlemen:

            We refer to the Credit Agreement dated as of June 19, 1996 as currently in effect between The Company, DYN and you (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon your acceptance hereof in the space provided for that purpose below, this letter shall serve to amend the Credit Agreement as follows:

            1.    Addition of EMCOR (UK) Limited as a Borrower.

            Subject to all of the terms and conditions hereof and of the Credit Agreement, EMCOR (UK) Limited, a United Kingdom corporation ("EMCOR UK") shall be and become a Borrower under the Credit Agreement with a Sublimit equal to the U.S. Dollar Equivalent of (pound)9,000,000 and subject to such Sublimit EMCOR UK Limited shall have all of the rights and obligations of a "Borrower" under the Credit Agreement all with the same force and effect as though it were a signatory as a Borrower thereto.

            2.    Miscellaneous

            Except as specifically amended hereby all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this First Amendment to Credit Agreement need be made in any instrument or document at any time or referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended hereby. This First Amendment to Credit Agreement shall be construed in accordance with and governed by the laws of Illinois and may be executed in counterparts and by separate parties on separate counterparts, each to constitute an original, but all one and the same instrument. Any revolving Credit Note executed by EMCOR U.K. shall constitute a "Revolving Credit Note" and a "Note" for all purposes of the Loan Documents.


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            Dated as of this 27th day of September 1996.

                            EMCOR Group, Inc.


                    BY                 /S/  FRANK T. MACINNIS
                                     ------------------------
                                     ITS  CHAIRMAN OF THE BOARD, PRESIDENT

                    Dyn Specialty Contracting Inc.


                    BY                 /S/  JEFFREY M. LEVY
                                     ----------------------
                                     ITS  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    EMCOR (UK) Limited


                    BY                 /S/  FRANK T. MACINNIS
                                     ------------------------
                                     ITS  DIRECTOR
   Accepted and agreed as of the date last above written.

                    Harris Trust and Savings Bank


                    BY                /S/  JOSEPH E. LONG
                                    ---------------------
                                    ITS  VICE PRESIDENT